Exhibit 99.1

Kura Oncology Reports Fourth Quarter and Full Year 2016 Operational and Financial Results

Management to host webcast and conference call today at 4:30 p.m. EDT

LA JOLLA, Calif., March 14, 2017 – Kura Oncology, Inc., (NASDAQ:KURA) a clinical stage biopharmaceutical company focused on the development of precision medicines for oncology, today reported fourth quarter and full year 2016 financial results and provided a corporate update.

“Our precision medicine approach continues to deliver results, and we are pleased to have achieved important milestones in each of our programs,” said Troy Wilson, Ph.D., J.D., President and CEO of Kura Oncology. “We are encouraged by the durability of responses observed in patients with HRAS mutant squamous cell carcinomas of the head and neck treated with tipifarnib, and believe our data validate HRAS as a driver oncogene in that disease. In our Phase 2 trial in PTCL, we have observed initial signals of clinical activity and identified potential biomarkers, including genes that are expressed and/or altered, which appear to be associated with the activity of tipifarnib. In our Phase 2 trial of tipifarnib in lower-risk MDS, based on anecdotal evidence of hematological improvement observed in several patients, we have amended the study to evaluate further dose regimens in an effort to optimize those initial findings. With KO-947, our ERK inhibitor, we anticipate initiating the Phase 1 study, and through preclinical studies have identified potential development opportunities, including KRAS and BRAF mutant cancers and squamous cell carcinomas. We also selected a development candidate in our menin-MLL inhibitor program, KO-539, which demonstrates potent anti-tumor activity in certain preclinical models of acute leukemia.”

Recent Operational Highlights

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Selection of KO-539, an orally-available small molecule inhibitor of the menin-MLL interaction, as a development candidate for the treatment of mixed lineage leukemias, a genetically-defined subset of the two most common forms of acute leukemia, acute myeloid leukemia and acute lymphoblastic leukemia

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FDA acceptance of an Investigational New Drug (IND) application to begin Phase 1 clinical testing of KO-947, a small molecule inhibitor of extracellular-signal-regulated kinases 1 and 2 (ERK1/2) as a treatment for cancers in which the mitogen activated protein kinase (MAPK) pathway is dysregulated

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Appointment of Steven H. Stein, M.D., to Kura’s board of directors. Dr. Stein currently serves as Executive Vice President and Chief Medical Officer of Incyte Corporation and has extensive experience in the discovery, development and commercialization of oncology therapeutics.

•	First patient dosed in Phase 2 clinical trial of tipifarnib in patients with chronic myelomonocytic leukemia (CMML)

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Presentation of preclinical data highlighting the characterization of KO-947, and preclinical data relating to the identification and optimization of potent and selective inhibitors of the menin-MLL interaction. Both presentations took place at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in Munich, Germany.

Upcoming Potential Milestones and Expectations for Clinical and Preclinical Programs

•	Initiation of the Phase 1 clinical trial for KO-947 during the first half of 2017
•	Data from the first and second stages of the Phase 2 trial of tipifarnib in peripheral T-cell lymphomas (PTCL) and associated biomarkers in the first half of 2017
•	Preclinical data for KO-947 and KO-539 in the first half of 2017
•	Additional data from the Phase 2 trial of tipifarnib in HRAS mutant squamous cell carcinomas of the head and neck (SCCHN) during the second half of 2017
•	Additional preclinical and clinical data for tipifarnib in PTCL in the second half of 2017
•	Data from the Phase 2 tipifarnib trials in lower risk myelodysplastic syndromes (MDS) and in CMML during the first half of 2018

Financial Results for the Fourth Quarter and the Full Year 2016

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Cash, cash equivalents and short-term investments totaled $67.8 million as of December 31, 2016, compared with $74.6 million as of September 30, 2016 and $85.7 million as of December 31, 2015. Management expects that current cash, cash equivalents and short-term investments will be sufficient to fund current operations into the second half of 2018.

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Research and development expenses for the fourth quarter of 2016 were $5.5 million, compared to $5.1 million for the fourth quarter of 2015. Research and development expenses for the full year 2016 were $20.4 million, compared to $17.8 million for the prior year.

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General and administrative expenses for the fourth quarter of 2016 were $2.0 million, compared to $1.7 million for the fourth quarter of 2015. General and administrative expenses for the full year 2016 were $8.0 million, compared to $6.1 million for the prior year.

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Net loss for the fourth quarter of 2016 was $7.3 million, compared to a net loss of $6.5 million for the fourth quarter of 2015. Net loss for the full year 2016 was $27.6 million, compared to a net loss of $22.6 million for the prior year.

Conference Call and Webcast

Kura’s management will host a webcast and conference call regarding this announcement at 4:30 p.m. EDT today. The live call may be accessed by dialing (877) 516-3514 for domestic callers and (281) 973-6129 for international callers and using conference ID # 84483740. A live webcast of the call will be available from the investor relations section of the company website at www.kuraoncology.com, and will be archived there for 30 days. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and entering the conference ID # 84483740.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The company’s pipeline consists of small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is currently being studied in multiple Phase 2 clinical trials. The pipeline includes KO-947, an ERK inhibitor, and KO-539, an inhibitor of the menin-MLL protein-protein interactions. For additional information about Kura Oncology, please visit the company’s website at www.kuraoncology.com.

Forward Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Kura Oncology’s product candidates and compounds, including tipifarnib and KO-947, progress and expected timing of Kura Oncology’s drug development programs and clinical trials, plans regarding regulatory filings and future research and clinical trials, the strength of Kura Oncology’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appeared promising in early research or clinical trials do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "promise, " "potential," "expects," "plans," "anticipates," "intends," "continues," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company's periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

KURA ONCOLOGY, INC.
Statements of Operations Data
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating Expenses:
Research and development	$5,503	$5,113	$20,404	$17,777
General and administrative	1,975	1,729	7,963	6,088
Total operating expenses	7,478	6,842	28,367	23,865
Other income, net	131	368	807	1,240
Net loss	$(7,347)	$(6,474)	$(27,560)	$(22,625)
Net loss per share, basic and diluted	$(0.38)	$(0.42)	$(1.47)	$(2.28)
Weighted average number of shares used in computing net loss per share, basic and diluted	19,153	15,262	18,701	9,933

KURA ONCOLOGY, INC.
Balance Sheet Data
(unaudited)
(in thousands)

		December 31,		December 31,
		2016		2015
Cash, cash equivalents and short-term investments		$67,790		$85,746
Working capital		63,359		81,814
Total assets		69,821		87,259
Long-term liabilities		7,494		101
Accumulated deficit		(53,856)		(26,296)
Stockholders’ equity		56,876		82,103

CONTACT INFORMATION

INVESTOR CONTACT:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

CORPORATE COMMUNICATIONS CONTACT:

Mark Corbae

Vice President

Canale Communications

(619) 849 5375

mark@canalecomm.com

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